EXHIBIT 10.35

ACCESS PHARMACEUTICALS, INC.
2007 Special Stock Option Plan and Agreement

This 2007 Special Stock Option Plan and Agreement (this "Plan"), dated as of January 4, 2007 (the "Grant Date"), is by and between Access Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Stephen Seiler (the "Grantee").

RECITALS:

A. As an inducement to the Grantee to become Chief Executive Officer of the Company, this Plan was adopted by the Board of Directors of the Company (the "Board") and awards to the Grantee, effective as of the Grant Date, an option to purchase 450,000 shares of the authorized but unissued shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

B. The Grantee has been designated by the Board to participate in this Plan.

In consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Option.

(a) Award. The Company hereby awards to the Grantee, pursuant to the terms and conditions set forth herein, an option (the "Option") to purchase 450,000 shares of Common Stock. The Option is not to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(b) Exercise Price. The exercise price per share of Common Stock payable upon exercise of the Option is $2.90, which price is the closing price of the Common Stock as of January 3, 2007 (the last trading day preceding the Grant Date). Payment for shares of Common Stock purchased upon exercise of the Option shall be made in full upon exercise of the Option and may be made:

(i) in cash;

(ii) by check payable to the order of the Company;

(iii) subject to the approval of the committee of the Board responsible for the administration of this Plan (or the Board if no such committee exists) (the "Committee"), and to such conditions as the Committee in its sole discretion may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Common Stock having a market value equal to the exercise price therefor (which market value shall be determined by reference to the closing price of the Common Stock on the date of exercise of the Option on any national securities exchange or other established market on which the Common Stock is then traded (or, if the Common Stock is not then so listed, the market value of the Common Stock as determined by the Committee)); or

(iv) if the Common Stock is then traded on any national securities exchange or other established market, through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to the Option in a brokered transaction (other than to the Company).

(c) Exercise Date. The Option may be exercised at any time, in whole or in part, or from time to time, after the Grant Date and to the extent that the Option shall have become exercisable as provided in Section 2 hereof. This Plan shall not be construed to require the Option to be exercised in installments at fixed intervals.

(d) Expiration. The Option may not be exercised after January 4, 2017 or, if earlier, after the occurrence of any one of the following events:

(i) one year after the Grantee's termination of association with the Company, as an employee, or consultant , of the Company or any subsidiary, irrespective of whether the termination is voluntary or otherwise, except that the Option exercise period shall not expire (A) in the case of the Grantee's total and permanent disability, until the determination required in (ii) below shall have been made and in which case the Option exercise period shall expire in accordance with paragraph (d) (ii) below; or (B) in the case of the Grantee's death, in which case the Option exercise period shall expire in accordance with (iii) below. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Grantee's reemployment rights, if any, are guaranteed by statute or by contract;

(ii) the Grantee's disability determined in accordance with that certain Employment Agreement (the "Employment Agreement"), dated as of the date hereof, by and between the Company and the Grantee. The Grantee, or his legal representative, shall have the right at any time within one year after the determination of such disability to exercise the Option to the extent the Grantee could have exercised the Option immediately before such determination pursuant to the provisions of Section 2 hereof; and

(iii) the Grantee's death during his association with the Company, if he shall not have fully exercised the Option, in which case the Option may be exercised at any time within one year after the Grantee's death by the Grantee's personal representative, beneficiary or legal heirs to the extent the Grantee could have exercised the Option immediately before his death pursuant to the provisions of Section 2 hereof. The Option shall be exercised only by the Grantee's transferee, who shall be the person or persons entitled to the Option under the Grantee's will, or, if he shall fail to make testamentary disposition of the Option, his legal representative or legal heirs. Any transferee exercising the Option must furnish the Company (A) written notice of his status as transferee; (B) evidence satisfactory to the Company to establish the validity of the transfer of the Option, and compliance with any laws or regulations pertaining to said transfer; and (C) written acceptance by the transferee of the terms and conditions of the Option as prescribed in this Plan.

(e) Rights of Holder of Option. The Grantee shall have no rights as a shareholder of the Company with respect to any shares of Common Stock subject to this Option until he shall have become the holder of record of such shares, and he shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

2. Vesting. The Option granted hereunder shall not be exercisable except to the extent it shall have vested. The Option shall vest as follows:

(a) the Option shall be exercisable on January 4, 2008 for 25% of the original number of shares of Common Stock subject to the Option;

(b) the Option shall be exercisable on February 4, 2008 and the fourth day of each month thereafter for an additional 2.0833% of the original number of shares of Common Stock subject to the Option until the Option shall have become exercisable for all shares of Common Stock subject to the Option; and

(c) the Option shall be exercisable for all of the shares of Common Stock subject to the Option, to the extent the Option has not then become exercisable for such shares, upon the occurrence of a Change of Control (as defined in the Employment Agreement).

3. Exercise of Option.

(a) Notice. The Option may be exercised by giving written notice to the Company specifying the number of shares of Common Stock to be purchased accompanied by payment in full of the applicable exercise price therefor in accordance with Section 1 (b) or by the surrender and cancellation of a portion of the shares issuable under this Option, on a net exercise basis, which amount shall be credited toward the exercise price based on the closing price of the Common Stock on the trading date prior to such exercise. Any written notice to be given to the Company hereunder shall be addressed to the Company, in care of its Chief Financial Officer, at the Company's then current address. Any written notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address the Grantee may hereafter designate to the Company in writing. Any such written notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government, or by if given by reputable overnight courier, addressed as aforesaid, upon receipt.

(b) Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to the Option, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law prior to the delivery of any certificate or certificates for such shares. The obligations of the Company hereunder shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Grantee may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy any withholding requirement, in whole or in part, by having the Company withhold shares to satisfy the minimum statutory total tax withholding obligation of the Company.

4. Miscellaneous.

(a) Non-Transferability of Option. Unless otherwise authorized by the Committee or the Board, (i) the Option shall not be transferable except by will or the laws of descent and distribution or pursuant to a valid domestic relations order, and (ii) during the lifetime of the Grantee, the Option shall be exercised only be him or his legal guardian or legal representative.

(b) Governing Law. This Plan shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(c) Binding Agreement; Amendment. Subject to the limitations on the transferability of the Option contained herein, this Plan shall be binding upon and insure to the benefit of the beneficiaries, heirs, legal representatives, successors and assigns of the parties hereto. This Plan may be amended only by a writing signed by the Company and the Grantee.

(d) Tax Consequences. The Grantee agrees and acknowledges that (i) the Company makes no representation or warranty as to the tax treatment to the Grantee of the Grantee's receipt or exercise of the Option or upon the Grantee's sale or other disposition of shares of Common Stock subject to the Option, and (ii) the Grantee must rely on his own tax advisors for such advice.

(e) Adjustment of Exercise Price and Common Stock Subject to Option. The exercise price and number of shares of Common Stock subject to the Option are subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the Grant Date. Any adjustment pursuant to this Section 4(e) shall be determined and made, if at all, by the Committee, whose determination, absent manifest error, shall be final and binding. No fraction of a share shall be purchasable or deliverable upon exercise of the Option, but in the event any adjustment hereunder of the number of shares shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of the exercise price per share shall result in an exercise price which is less than the par value of the Common Stock.

(f) Acquisition Events.

(1) Definitions.  An “Acquisition Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Effect on Option.  Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to the option represented by this Agreement and this Agreement shall be deemed amended to the extent required by such action: (i) provide that this option shall be assumed, or a substantially equivalent option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Employee, provide that this option to the extent unexercised shall become exercisable in full and will terminate immediately prior to the consummation of such Acquisition Event unless exercised by the Employee within a specified period following the date of such notice, (iii) provide that this option shall become realizable in whole or in part prior to or upon such Acquisition Event, (iv) in event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition Event (the “Acquisition Price”), make or provide for a cash payment to the Employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to this Option (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all outstanding Options under this Agreement, in exchange for the termination of this Option, (v) provide that in connection with a liquidation or dissolution of the Company, this option shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

(g) Violation of Law. Notwithstanding any other provision hereunder, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock subject to the Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission (the "SEC"), as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the SEC, one of the following conditions shall have been satisfied:

(A) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the "Act"); or

(B) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Act or any applicable state securities laws.

(h) Investment Representations. The Company shall be under no obligation to issue any shares subject to the Option unless such shares have been effectively registered under the Act or the Grantee shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Grantee is acquiring such shares for his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Plan, effective as of the date first above written.

Company:

ACCESS PHARMACEUTICALS, INC.

By: /s/ Stephen B. Thompson
Stephen B. Thompson
Treasurer and Chief Financial Officer

Grantee:

By: /s Stephen Seiler
Stephen Seiler